UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2009

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7915 Baymeadows Way, Jacksonville, Florida		32256
(Address of Principal Executive Offices)		(Zip Code)

(904) 737-1367
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01.	Other Events.

On March 3, 2009, ParkerVision, Inc. (the “Company”) consummated the sale of 3,484,309 shares of common stock of the Company, par value $.01 per share (“Common Stock”), at a public offering price of $1.665 per share, through a firmly underwritten distribution with Roth Capital Partners, LLC (“Roth”) acting as underwriter (“Offering”).  The Offering, in combination with two separate but concurrent offerings consummated on the same day, generated net proceeds of approximately $9,400,000.  On April 1, 2009, the Company announced that it had consummated the sale of 250,000 shares of Common Stock which were subject to the over-allotment option granted to Roth in connection with the Offering.  The sale of shares pursuant to the over-allotment option generated proceeds, after underwriting discounts, of approximately $383,000.

The press release announcing the consummation of the sale of shares pursuant to the over-allotment option is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2009
PARKERVISION, INC.

By: /s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release.

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